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                              EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of the 26th day of November, 1997 by and between Compass Aerospace Corporation, a Delaware corporation (the "Company") and Alexander Hogg (the "Executive").

                                    RECITALS

      WHEREAS, Company wishes to employ the Executive and Executive wishes to accept employment upon the terms and subject to the conditions of this Agreement.

      NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the parties agree as follows:

1. Employment.

      Company hereby employs and engages the services of Executive in the position of President for the Term of Employment set forth in Section 2. Executive agrees to serve Company for the Term of Employment as provided herein.

2. Term of Employment.

      2.1 Initial Term. Executive's "Term of Employment" shall initially be for a period of five (5) years, commencing on the effective date and ending five (5) years thereafter (the "Initial Term").

      2.2 Extension of Term. Upon expiration of the Initial Term, Executive's Term of Employment shall automatically be extended for additional one (1) year periods unless the Company or the Executive notifies the other party in writing at least sixty (60) days prior to the end of the then current Term of Employment of its intention to terminate this Agreement. Notwithstanding anything herein to the contrary, the Term of Employment shall terminate upon the Executive's death or permanent disability, or upon the Company's termination of Executive pursuant to Section 7, hereof.

3. Position and Duties. During the Term of Employment:

            (a) Executive shall perform services as President of the Company subject to the direction and control of the Chairman of the Company's Board of Directors (the "Chairman"). Executive shall perform such services and duties to the best of his abilities, and shall perform such services and duties at such of the Company's facilities as may be requested by
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the Company. Executive shall also provide such services and duties to any of the
Company's subsidiaries and affiliates as shall be directed from time to time by the Chairman.

            (b) Executive agrees to devote his full business time to the business and affairs of the Company, and to use his best efforts to promote the interests of Company and to perform faithfully and efficiently the responsibilities assigned to him in accordance with the terms of this Agreement to the extent necessary to satisfactorily discharge such responsibilities. Executive shall not, without the Board's prior consent, render to others services of any kind for compensation, or engage in any other business activity that would materially interfere with the performance of his responsibilities under this Agreement. It is expressly understood and agreed that it shall not be a violation of this Agreement for Executive to serve on corporate, civic or charitable boards or committees, so long as such activities do not materially interfere with the performance of such responsibilities or reflect adversely on Company to any material extent.

4. Results and Proceeds.

      As Executive's employer, Company shall, by virtue of such relationship, own all rights in and to the results and proceeds directly or indirectly connected with, or arising out of, Executive's services hereunder.

5. Compensation and Benefits.

      5.1 Base Salary. During the Initial Term, Company shall compensate Executive for the services to be rendered hereunder at an annual rate of Two Hundred Fifty Thousand Dollars ($250,000) for the first year (the "Base Salary") with an annual review each year thereafter. Executive understands and agrees that Company has no obligation to increase his base salary as a result of such evaluations. Such Base Salary shall be payable to Executive beginning on January 2, 1998 in equal bi-weekly installments or at such other intervals as salary is normally paid by Company to its executive employees (except during any unpaid vacation), subject to the usual or required employee payroll deductions and withholdings. Notwithstanding anything to the contrary, Company will pay Executive One Thousand Dollars ($1,000) covering the period of employment from the date hereof until December 26, 1997, and Twenty Thousand Dollars ($20,000) covering the period of employment from December 27, 1997 until January 1, 1998, payable on January 2, 1998.

      5.2 Reimbursement of Expenses. During the Term of Employment, Executive shall be entitled to receive prompt reimbursement for all reasonable and necessary business expenses incurred by Executive in connection with his performance of services under this Agreement in accordance with Company's then prevailing policies and procedures (which requirements shall include appropriate itemization and substantiation of all such expenses incurred). Executive shall be personally liable for any violation of these terms.


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      5.3 Personal Paid Time. Executive shall be entitled to holidays specified by the Company and personal paid time (" Personal Paid Time") (including, without limitation four weeks' paid vacation and customary holidays) in accordance with the policy applicable to Company employees and shall not be entitled to paid vacation or sick time other than Personal Paid Time. Personal Paid Time shall consist solely of a continuation of Executive's Base Salary, and Executive shall be entitled to no additional compensation during Personal Paid Time. Executive shall only be allowed to carry over into the next fiscal year ten (10) days of unused Personal Paid Time. All remaining unused Personal Paid Time will be cashed out.

      5.4 Stock Options. Within 180 days of the date hereof, the Company shall adopt a Stock Option Plan (the "Plan"), pursuant to which Executive shall be granted a stock option to purchase 416,667 shares of common stock of the Company (the "Common Stock@) with an exercise price equal to $1 per share. Such option will vest with respect to 70,376 shares of Common Stock immediately and with respect to the remaining 346,291 shares on the second anniversary of the date hereof, and will be subject to standard repurchase and exercise provisions as stated in the Plan, including without limitation (i) customary antidilution protection as relates to the number of shares subject to such option (e.g., in the event of stock splits) but excluding antidilution protection as relates to the percentage of Common Stock subject to such option (e.g., in the event of new stock issuances), and (ii) immediate vesting in the event that Executive is terminated without cause, dies or becomes disabled; provided, however, that such option will immediately vest in its entirety if any entity other than Compass Holdings, LLC or its successors acquires 51% or more of the Common Stock or if the Company sells all or substantially all of Company's assets. Executive shall also be granted stock options to purchase up to an additional 250,000 shares of Common Stock as follows: Executive shall be granted options to purchase 62,500 shares on March 1, 1999; 62,500 shares on March 1, 2000; 62,500 shares on March 1, 2001, and 62,500 shares on March 1, 2002; provided in each case that no such options shall be granted in any year unless the Company's EBITDA for the applicable prior year is in excess of 35% of the weighted average during such year of the aggregate purchase prices paid for the enterprise values of all acquired businesses constituting the Company.

      5.5 Executive's Representations Regarding Stock. Executive represents that he has retained and consulted with his own professional advisors to review and evaluate the economic, tax and other consequences of the stock options. The Executive further represents that any interest he may acquire will be acquired for investment purposes only and that he understands that there is no public market for any of the securities comprising the stock options and that the securities he will receive are subject to restrictions on both transferability and resale, and may not be transferred or resold except as permitted under the Securities Act of 1933, as amended, and the applicable state securities laws, pursuant to registration or exemption therefrom. The shares of stock issuable to the Executive shall bear an appropriate legend setting out restrictions on transfer and the fact that the securities have not been registered.

      5.6 Withholding on Stock Options. The Company shall deduct from all stock issued under the stock options any federal, state, or local taxes required by law to be withheld with


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respect to such payments. In the alternative, the Executive may pay to the
Company the amount of any such taxes which the Company is required to withhold with respect to the issuance of stock.

      5.7 Restrictions on Transfer of Shares. The shares issuable to Executive will be transferable only in accordance with the terms of this Agreement. The Company is hereby granted an option to purchase Executive's shares if either Executive terminates employment, other than by death or permanent disability, or elects to sell or otherwise transfer title to the shares. The option price shall be fair market value as agreed by the parties, or if the parties cannot agree, as determined by an independent appraiser mutually agreed by the parties, except in the case of an offer to purchase by a third party, in which case the option price shall be the lesser of fair market value and the price offered by the third party.

6. Covenants. Executive covenants in favor of Company as follows:

      6.1 Trade Secrets of Others. Executive represents that Executive's performance of all the terms of this Agreement does not and will not breach any agreement to keep in confidence proprietary information, material or trade secrets acquired by Executive in confidence or in trust prior to Executive's rendering of services to Company. Executive agrees not to enter into any agreement either written or oral in conflict herewith.

      6.2 Confidentiality; Trade Secrets. Executive acknowledges that his position with Company is one of the highest trust and confidence both by reason of his position and by reason of his access to and contact with the trade secrets and confidential and proprietary business information of Company, Executive agrees that during the Term of Employment and thereafter:

            (a) He shall protect and safeguard the trade secrets and confidential and proprietary information of Company, including (by way of illustration and not limitation) its arrangements with vendors, customers and joint venture partners (referred to collectively as the company's "contractors"); its data, records, patents, licenses, trademarks, copyrights, compilations of information, processes, programs, know-how, improvements, discoveries, marketing plans, strategies, forecasts, unpublished financial statements, budgets, projections, licenses, prices, costs, files, documents, drawings, memoranda, notes, or other documents, whether maintained electronically or in hard copy (all such information is hereinafter called the "Proprietary Information"); other than information known to him before the date hereof and learned from third parties without breach of any obligation of confidentiality or otherwise to Company, or in the public domain;

            (b) He shall not disclose any of such Proprietary Information, except as may be required in the ordinary course of performing his duties as an employee of Company; and


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            (c) He shall not use, directly or indirectly, for his own benefit or for the benefit of another, any of such Proprietary Information, other than for the benefit of Company as may be required in the ordinary course of performing his duties as an employee of Company.

The Proprietary Information shall be the exclusive property of Company, Executive agrees that he shall deliver to Company all files, records, documents, drawings, memoranda, and other materials, whether electronic or hard copy, relating to the Proprietary Information or pertaining to his work with Company in the event of either Company's request or the termination of his employment for any reason, and that he will not take with him any of the foregoing or any reproduction of any of the foregoing.

      6.3 Remedies for Breach of Covenants of Executive. The covenants set forth in Section 6 of this Agreement shall continue to be binding upon Executive, notwithstanding the termination of his employment with Company for any reason whatsoever. Such covenants shall be deemed and construed as separate agreements independent of any other provisions of this Agreement and any other agreement between Company and Executive. The existence of any claim or cause of action by Executive against Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Company of any or all of such covenants. It is expressly agreed that the remedy at law for the breach of any such covenants is inadequate and that injunctive relief shall be available to prevent the breach of any threatened breach thereof.

      6.4 Litigation. Executive agrees that during the Term of Employment or thereafter, Executive shall do all things, including the giving of evidence in suits and other proceedings, which Company shall deem necessary to obtain, maintain, defend or assert rights accruing to Company during the Term of Employment and in connection with which Executive has knowledge, information and expertise. All reasonable expenses incurred by Executive during the Term of Employment or thereafter in fulfilling the duties set forth in this Section, shall be reimbursed by Company to the full extent legally appropriate including, without limitation, a reasonable payment for Executive's time in the event this Agreement has terminated prior to the time Executive renders such duties.

      6.5 Future Cooperation. The Parties hereto agree to cooperate with each other without additional compensation from and after the date hereof, to supply any information and to execute documents reasonably required for the purposes of giving effect to this Agreement, or in connection with the consummation of any actions contemplated hereby.

7. Termination of Employment. This Agreement and the employment of Employee hereunder shall terminate upon the occurrence of the first to occur of the following events or conditions, and the parties shall remain subject to the following conditions and covenants after termination:


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      7.1 Expiration of Term. This Agreement shall terminate upon expiration of the term specified in Section 2 hereof.

      7.2 Death or Incapacity. This Agreement shall automatically terminate upon the death or Incapacity of Executive. "Incapacity" shall mean Executive's inability by reason of mental or physical condition to perform substantially all of his duties and responsibilities hereunder for a continuous period of three
(3) months or more, or for any aggregate period of four (4) months or more in any twelve-month period whether or not continuous. In the event of a dispute as to the existence of any such disability, Executive agrees to submit to medical or psychiatric examinations conducted by physicians mutually agreed upon by Company and Executive and to be bound by any determination made by such physicians.

      7.3 Cause. Company may terminate Executive's employment for Cause. "Cause" shall mean (i) a determination by Company in its sole discretion exercised in good faith that there has been substantial misconduct (including, without limitation, any willful failure to implement reasonable or proper material policies or procedures established by Company for the transaction of business by Company) or neglect by Executive of Executive's duties hereunder, a breach or non-observance by Executive of any of the covenants of Executive contained herein, or Executive's failure within a reasonable time after written notice to correct any performance deficiency specified in the notice to the satisfaction of Company; or (ii) Executive's embezzlement, fraud, acceptance of a bribe or kickback or other similar act for Executive's personal benefit or to the detriment of Company on Executive's part. Executive's termination for Cause shall be effective immediately upon notice to Executive. If Executive's employment is terminated for Cause, or if Executive voluntarily terminates his employment, Company shall pay Executive his pro rata Base Salary through the effective date of the termination of his employment (which shall be no earlier than the date of receipt of notice thereof) at the rate in effect at the time of such termination, and Company shall have no further obligations to Executive under this Agreement. Executive shall forfeit all benefits and rights granted pursuant to Section 5 which have not vested as of the effective date of termination.

      7.4 Other Than For Cause. Company may terminate Executive other than for Cause and in such case, shall pay Executive his pro rata Base Salary through the effective date of the termination of his employment, and an amount equal to the aggregate unpaid cash compensation contemplated to be paid to Executive from such date until the end of the Term, payable monthly. Further, all amounts which are vested benefits to which the Executive is entitled under any employee's benefits plan of the Company shall be payable in accordance with the terms of such benefits plan. Executive's termination other than for Cause shall be effective immediately upon notice to Executive.

      7.5 Continuation of Covenants. Notwithstanding termination of his employment pursuant to the provisions of this Section 7, the obligations of Executive set forth in Sections 5.2, 5.7, 6, 11, and 12 herein shall survive the termination of this Agreement.


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8. Equity. The Parties hereto agree that the services to be rendered by
Executive are special, unique and of an extraordinary character. In the event of the breach by Executive of any of the provisions of this Agreement, Company, in addition and as a supplement to such other rights and remedies as may exist in its favor, may apply to any court of law or equity having jurisdiction to enforce the specific performance of this Agreement, and/or may apply for injunctive relief against any act which would violate any of the provisions of this Agreement.

9. Assignment.

      9.1 By Executive. This Agreement is personal to Executive and without the prior written consent of Company (which consent may be withheld in Company's sole discretion), shall not be assignable by Executive. Executive shall not have the right to sell, transfer or assign the right to receive payments or benefits hereunder, and any such attempted assignment or transfer shall at the option of Company, terminate this Agreement for Cause.

      9.2 By Company. The provisions of this Agreement shall inure to the benefit of and be binding upon Company, its successors and assigns, including without limitation any corporation which may acquire all or substantially all of Company's assets and business, or with or into which Company may be consolidated, merged or reorganized. Upon any such merger, consolidation or reorganization, the term "Company" as used herein shall be deemed to refer to such successor corporation.

10. Severability. In case one or more provisions of this Agreement shall for any reason be held by an arbitrator or court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the validity or enforceability of any other provision of this Agreement. In the event any provision of this Agreement is determined by an arbitrator or court to be unenforceable by reason of its being extended for too great a period of time or over too great a range of activities, the parties hereto agree that the affected provision shall be interpreted to extend only over the maximum period of time or range of activities as to which it may be enforceable.

11. Arbitration of Disputes. Except as otherwise provided herein, any dispute or controversy arising from or relating to this Agreement, or from any other aspect of Executive's employment or the termination thereof, including but not limited to alleged violations of federal, state and/or local statutes (for example, claims for discrimination including but not limited to discrimination based on race, sex, sexual orientation, religion, national origin, age, marital status, medical condition as defined under California law, handicap or disability; and claims relating to leaves of absence mandated by state or federal law), breach of any contract or covenant (express or implied), tort claims, violation of public policy or any other alleged violation of Executive's statutory, contractual or common law rights (and including claims against the Company's officers, directors, employees or agents), which Executive and the Company or other party are unable to resolve through direct discussion, regardless of the kind or type of dispute (excluding claims for workers' compensation, unemployment insurance and any solely monetary dispute


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within the jurisdiction of small claims court) shall be decided exclusively by final and binding arbitration in the County of Los Angeles, State of California, in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association. Any such dispute shall be submitted to AAA within one
(1) year of the date when the dispute first arose, or within one (1) year of the termination of the employment, whichever occurs first. Any failure to timely request arbitration shall constitute a waiver of all rights to raise any claims in any forum arising out of any dispute that was subject to arbitration. Executive hereby waives the right to pursue employment termination-related claims, unless otherwise provided by law, except those specifically excluded herein. Executive and the Company each have the right to be represented by counsel with respect to arbitration of any dispute pursuant to this paragraph. At the request of either Company or Executive, arbitration proceedings shall be conducted in the utmost secrecy, and, in such case, all documents, testimony and records shall be received, heard and maintained by the arbitrator in secrecy, available for inspection only by Company or by Executive and their respective attorneys and experts who shall agree, in advance and in writing, to receive all such information confidentially and to maintain the secrecy of such information until such information shall become generally known.

12. Governing Law. This Agreement, and each and every related document, are to be governed by and construed in accordance with the laws of the State of California.

13. Notices. All notices, requests, demands or other communications hereunder shall be in writing and shall be addressed as follows:

            To Company:       Compass Aerospace Corporation
                              2029 Century Park East
                              Suite 1112
                              Los Angeles, CA  90067
                              Attention:  Mr. Douglas M. Hayes
                              Fax:  310-785-6638

            To Executive:     Mr. Alexander Hogg
                              4768 Cerillos Drive
                              Woodland Hills, CA 91367

or such other addresses as a party may from time to time specify in writing to the other in accordance with this notice provision. All notices hereunder shall be effective: (a) four (4) days after deposit in the United Sates mail, postage prepaid, registered or certified mail, return receipt requested; or (b) upon delivery, if delivered in person to the address set forth above, sent by commercial courier, overnight service, e-mail or by facsimile.

14. Entire Agreement. This Agreement constitutes the entire understanding among the Parties, and supersedes any and all prior agreements, arrangements and understandings, both written and oral. No change, supplement, amendment, modification, waiver or termination of


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this Agreement or any provisions contained herein shall be binding unless executed in writing by the Chairman.

      IN WITNESS WHEREOF, the undersigned have executed this Employment Agreement as of the date first above written.

                                      COMPASS AEROSPACE CORPORATION,

                                      a Delaware corporation
                                      "Compass"


                                      By: /s/ Douglas M. Hayes
                                          --------------------------------------
                                          Its: Chairman of the Board
                                               ---------------------------------


                                      ALEXANDER HOGG
                                      "Executive"

                                      /s/ Alexander Hogg
                                      ------------------------------------------


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